Exhibit 8.2

上海市静安区山西北路99号苏河湾中心MT25-28楼 邮编：200085

25-28/F, Suhe Centre, 99 North Shanxi Road, Jing'an District, Shanghai, China

T. +86 21 52341668       F. +86 21 52341670

E. grandallsh@grandall.com.cn        W. www.grandall.com.cn

Legal Opinion

To:	The9 Limited

17 Floor, No. 130 Wu Song Road

Hong Kou District

Shanghai 200080

People’s Republic of China

May 8, 2026

Dear Sirs:

1.	We are lawyers qualified in the People’s Republic of China (the “PRC”) and are qualified to issue opinions on the PRC Laws (as defined in Section 3). For the purpose of this legal opinion (this “Opinion”), the PRC does not include the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan Region.

2.	We act as the PRC counsel to The9 Limited (the "Company"), a company incorporated under the laws of the Cayman Islands, in connection with (a) the proposed offering (the "Offering") by the Company of of a certain number of Class A ordinary shares of the Company, including in the form of American Depositary Shares ("ADSs") representing the Company’s Class A ordinary shares, preferred shares, debt securities, warrants to purchase Class A ordinary shares and preferred shares, subscription rights and , and units comprising of one or more of the ADSs, preferred shares, warrants or subscription rights in any combination , in accordance with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed or to be filed by the Company with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) (the “Transactions”).

3.	The following terms as used in this Opinion are defined as follows:

“CSRC”	means China Securities Regulatory Commission.

“M&A Rules”

means the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009.

“PRC Group Companies”	means any and all PRC Group Companies as listed in Schedule I hereto. “PRC Group Company” shall be construed accordingly
“PRC Laws”	means any and all laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof.
“Prospectus”	means the prospectus, including all amendments or supplements thereto, that form parts of the Registration Statement.
“Shanghai WFOE”	means Hui Ling Computer Technology Consulting (Shanghai) Co., Ltd. (“慧瓴计算机技术咨询（上海）有限公司” in Chinese).

“Trial Measures”	the Trial Measures for the Administration of Overseas Securities Issuance and Listing of Domestic Enterprises issued by the CSRC on February 17, 2023, which came into effect on March 31, 2023.
“US$”	means the lawful currency of the United States of America.
“Variable Interest Entity”	means Shanghai The9 Information Technology Co., Ltd. (“上海第九城市信息技术有限公司” in Chinese).

4.	In rendering this Opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction, of documents provided to us by the Company and such other documents, corporate records, certificates issued by Governmental Agencies in the PRC and officers of the Company, and/or the PRC Group Companies and other instruments (the “Documents”) as we have considered necessary, advisable or desirable for the purpose of rendering this Opinion. Where certain facts were not, or may not be possible to be independently established by us, we have relied upon certificates or statements or representations issued or made by relevant Governmental Agencies of the PRC and the appropriate representatives of the Company and/or the PRC Group Companies with the proper powers and functions, and we have qualified our opinion as “to our best knowledge after due and reasonable inquiries” without further independent investigation.

In examining the Documents and for the purpose of giving this Opinion, we have assumed:

(a)	each and all of factual representations, warranties and statements of the Company and the PRC Group Companies contained in the Documents are true, accurate and complete as of the date of this Opinion;
(b)

the genuineness of all the signatures, seals and chops and the authenticity of the Documents submitted to us as originals, and the conformity with authentic original documents submitted to us as copies;

(c)	the truthfulness, accuracy and completeness of all corporate minutes and resolutions of or in connection with the PRC Group Companies as they were presented to us;
(d)	the truthfulness, accuracy and completeness of all factual statements in the Documents and all other factual information provided to us by each of the Company and the PRC Group Companies;
(e)	the truthfulness, accuracy and completeness of the statements made by the Company and the PRC Group Companies in response to our inquiries for the purposes of this Opinion;
(f)	that the Documents which have been presented to us remain in full force and effect up to the date of this Opinion and have not been revoked, amended, varied or supplemented, except as noted therein;
(g)

that all parties thereto, other than the PRC Group Companies, have the requisite power and authority to enter into, and have duly executed, delivered and/or issued those Documents to which they are parties, and have the requisite power and authority to perform their obligations thereunder; and

(h)	the due compliance with, and the legality, validity, effectiveness and enforceability of the Documents under, all laws other than the PRC Laws.

5.	Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that:

(1)	Corporate Structure.

Both currently and immediately after giving effect to the Offering, (i) the ownership structures of Shanghai WFOE, the PRC Group Companies and the Variable Interest Entity in China comply with all existing PRC Laws; and (ii) the contractual arrangements among Shanghai WFOE, the Variable Interest Entity and their respective shareholders governed by PRC Laws are valid, binding and enforceable under the current laws and regulations of the PRC.

The statements set forth or incorporated by reference in the Prospectus under the captions "Risk Factors —Risks Related to Our Corporate Structure—Our current corporate structure and business operations may be affected by the Foreign Investment Law " are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(2)	M&A Rules.

We have advised the Company as to the content of the M&A Rules, in particular the relevant provisions thereof that purport to require offshore special purpose vehicles formed for the purpose of obtaining a stock exchange listing outside of PRC and controlled directly or indirectly by Chinese companies or natural persons, to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of PRC.

Based on our understanding of the PRC Laws, the CSRC’s approval is not required for the listing and trading of the Company’s ADSs on the Nasdaq Capital Market in the context of the Offering, given that (i) Shanghai WFOE were incorporated as wholly foreign-owned enterprises by means of direct investment rather than by merger or acquisition of equity interest or assets of a PRC domestic company owned by PRC companies or individuals as defined under the M&A Rules that are the beneficial owners of the Company; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules.

The statements set forth or incorporated by reference in the Registration Statement and the Prospectus under the captions "Risk Factors —Risks Related to Doing Business in China—The approval of the China Securities Regulatory Commission may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval" are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make the same misleading in any material respect.

(3)	CSRC Filing Requirements under the Trial Measures

We have advised the Company as to the content of the Trial Measures, in particular the provision thereof that requires that an issuer or its affiliated domestic company, as the case may be, shall file with the CSRC within three business days after the completion of a follow-on offering in the same overseas market.

Based on our understanding of the PRC Laws, we are of the opinion that upon completion of the Offering, the Company or its relevant domestic subsidiary (as the case may be) is required to file with the CSRC within three (3) business days after the completion of the Offering, as this constitutes a follow-on offering in the same overseas market. Such filing obligation applies regardless of whether the Company has previously completed an initial public offering and listing overseas.

(4)	Enforceability of Civil Procedures.

There is uncertainty as to whether the courts of the PRC would: (i) recognize or enforce judgments of United States courts obtained against the Company or directors or officers of the Company predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in each respective jurisdiction against the Company or directors or officers of the Company predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between the PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or the Company’s directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against the Company in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions against the Company in the PRC in accordance with PRC laws because the Company is incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding the Company’s ADSs or ordinary shares, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

(5)	Taxation.

The statements set forth in the section entitled “Taxation” incorporated by treference in the Registration Statement and the Prospectus, insofar as they constitute statements of PRC tax law, are true and accurate in all material respects and that such statements constitute our opinion. We do not express any opinion herein concerning any tax law other than PRC tax law.

(6)	Statements in the Prospectus.

The statements set forth or incorporated by reference in the Registration Statement and the Prospectus under the headings "Risk Factors", "Enforceability of Civil Liabilities", "Use of Proceeds", "Dividend Policy", "Taxation" and "Legal Matters" (other than the financial statements and related schedules and other financial data contained therein to which we express no opinion), to the extent such statements relate to matters of the PRC Laws or documents, agreements or proceedings governed by the PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein.

6.	This opinion is subject to the following qualifications:

(a)	This Opinion relates only to the PRC Laws and we express no opinion as to any other laws and regulations. There is no guarantee that any of the PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(b)	This Opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part shall be extracted for interpretation separately from this Opinion.

(c)	This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, national security, good faith and fair dealing, applicable statutes of limitation, and the limitations by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent; (iii) judicial discretion with respect to the availability of injunctive relief, the calculation of damages, and the entitlement of attorneys’ fees and other costs; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in connection with the interpretation, implementation and application of relevant PRC Laws.

This Opinion is rendered solely to you for the purpose hereof only and may not be issued, quoted or disclosed to any other party for any other purpose without our prior written consent.

This Opinion is given for the benefit of the addressee hereof, and without our express prior written consent, may not be relied upon by any person or entity other than the addressee and its international legal counsel. Save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person (apart from the international legal counsel of the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the U.S. Securities and Exchange Commission or any other regulatory agencies.

We hereby consent to the reference to our firm under the headings “Our Holding Company Structure and Contractual Arrangements with The Variable Interest Entity”, “Permissions Required from the PRC Authorities for Our Operations”, “Government Regulations”, “Related Party Transactions Arrangements with Variable Interest Entity”, “Our Company”, "Risk Factors", "Enforceability of Civil Liabilities", and "Legal Matters" set forth or incorporated by reference in the Registration Statement and the Prospectus.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

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[Signature Page]

Yours faithfully,
/s/ Grandall Law Firm（Shanghai）
Grandall Law Firm（Shanghai）

SCHEDULE I
PRC GROUP COMPANIES

A.	PRC Subsidiaries

1.	Hui Ling Computer Technology Consulting (Shanghai) Co.,Ltd (慧瓴计算机技术咨询（上海）有限公司), wholly owned by GameNow.net (Hong Kong) Limited.

2.	Jiutuo (Shanghai) Information Technology Co., Ltd, (九拓（上海）信息技术有限公司), wholly owned by China Crown Technology Limited (“China Crown”).

3.	Shanghai Jiugang Electronic Technology Co., Ltd. (上海玖港电子科技有限公司), wholly owned by JiuTuo (Shanghai) Information Technology Ltd (九拓（上海）信息技术有限公司).

4.	Hangzhou Niuxin Technology Co., Ltd.（杭州牛芯科技有限公司）, wholly owned by NBTC Limited, a Hong Kong company.

B.	Variable Interest Entity

1.	Shanghai The9 Information Technology Co., Ltd. (上海第九城市信息技术有限公司).

-	64% equity interests owned by Mr. Ji Wei (吉炜);

-	36% equity interests owned by Mr. Wang Qi (王其).